SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 17, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure

On November 17, 2003, Consolidated Water Co. Ltd. (the “Company”) issued a press release describing its results of operations for its three and nine month periods ended September 30, 2003 and its expected diluted earnings per share of $0.85 to $0.90 for the year ending December 31, 2003, which is somewhat less than its previous guidance of $1.00 to $1.05 per diluted share for fiscal 2003. The shortfall is due in part to the Company’s completion of the acquisition of Waterfields Company effective August 1, 2003 rather than June 30, 2003, as anticipated when the initial guidance was issued, and to lower selling prices in Belize under the Company’s new 23-year contract with the public water authority on Ambergis Caye. The Company expects lower selling prices in Belize to continue to impact net earnings in the first half of 2004. The Company intends to complete upgrades of its Belize facility by mid-2004 which will enable the Company to operate that facility more efficiently.

ITEM 12. Results of Operations and Financial Condition

See Item 5 above. A copy of the press release is attached as Exhibit 99.1 to this report. The press release is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Frederick W. McTaggart

Name: Frederick W. McTaggart Title: President

Date: November 17, 2003

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 17, 2003

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